Exhibit 99.1

FedEx Corp. Reports Higher Second Quarter Operating Income

Operating Income of $1.6 Billion, Up 9% Year Over Year; Up 11% on an Adjusted Basis

New $5 Billion Share Repurchase Program Authorized, Including $1.5 Billion Accelerated Share Repurchase Program

MEMPHIS, Tenn., December 16, 2021 ... FedEx Corp. (NYSE: FDX) today reported financial results for the quarter ended November 30.

“Our operating income increased during the quarter, thanks to the enormous efforts of our team members. We are nearing the finish line of another robust peak shipping season, and we salute our more than 600,000 team members worldwide for their dedication in delivering the holidays to our customers,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer.

FedEx reported (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2022		Fiscal 2021
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$23.5 billion	$23.5 billion	$20.6 billion	$20.6 billion
Operating income	$1.60 billion	$1.68 billion	$1.47 billion	$1.51 billion
Operating margin	6.8%	7.1%	7.1%	7.4%
Net income	$1.04 billion	$1.30 billion	$1.23 billion	$1.30 billion
Diluted EPS	$3.88	$4.83	$4.55	$4.83

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2022	Fiscal 2021
Mark-to-market (MTM) retirement plans accounting adjustments	$0.73	$0.15
Business realignment costs	0.13	—
TNT Express integration expenses	0.10	0.13

“FedEx operating income grew in our second quarter, driven by strong revenue growth and effective management of our cost and expected labor availability challenges,” said Michael C. Lenz, FedEx Corp. executive vice president and chief financial officer. “While adjusted earnings per share was unchanged year over year, this year’s effective tax rate was significantly higher, as last year’s earnings included a $0.71 per share tax benefit.”

- more -

Second quarter operating income improved due to higher revenue per shipment at all transportation segments, despite the negative effect of labor market challenges that have contributed to global supply chain disruptions. The challenging labor market affected the availability and cost of labor resulting in network inefficiencies, higher purchased transportation costs, and higher wage rates, which increased costs by an estimated $470 million year over year, primarily at FedEx Ground. The quarter’s results also benefited from continued strategic management actions to improve revenue quality and favorable net fuel.

Net income includes a pre-tax, noncash MTM net loss of $260 million ($195 million, net of tax, or $0.73 per diluted share) related to the termination of a TNT Express European pension plan and a curtailment charge related to the U.S. FedEx Freight pension plan.

Last year’s net income included a pre-tax, noncash loss of $52 million ($41 million, net of tax, or $0.15 per diluted share) associated with amending a TNT Express European pension plan to harmonize retirement benefits.  Last year’s net income also included a tax benefit of $191 million ($0.71 per diluted share) primarily related to favorable guidance issued by the Internal Revenue Service during the quarter.

FedEx Express operating income increased, driven by higher yields and FedEx International Priority volume growth, which more than offset the negative effects of continued staffing challenges and COVID-19-related air network inefficiencies. The prior year’s results included a pre-tax benefit of $70 million from a reduction in aviation excise taxes provided by the Coronavirus Aid, Relief, and Economic Security Act, which expired on December 31, 2020.

FedEx Ground operating results declined primarily due to increased purchased transportation costs, higher wage rates, and network inefficiencies due to staffing shortages, which negatively affected year-over-year results by an estimated $285 million. Operating results were also negatively affected by higher expansion-related costs. These costs were partially offset by higher revenue per package, driven by service mix and pricing initiatives.

FedEx Freight second quarter operating income increased 33%, with an operating margin of 14.7%, driven by a continued focus on revenue quality and profitable growth. Revenue per shipment increased 14% and average daily shipments grew 3% during the quarter.

“Strategic investments that we have made to our networks and systems have enabled us to provide critical delivery capacity and supply chain expertise to support the needs of our customers, while also making it possible for us to capitalize on the growing e-commerce parcel market,” said Raj Subramaniam, FedEx Corp. president and chief operating officer.

- more -

Share Repurchase Program

The FedEx Corp. Board of Directors has authorized a new $5 billion share repurchase program. The new program is in addition to the share repurchase program announced in 2016 authorizing the repurchase of up to 25 million shares, of which 2.3 million shares remain available for repurchase.

As part of the share repurchase programs, the company intends to enter into a $1.5 billion accelerated share repurchase program (ASR). Approximately 80% of the shares to be repurchased under the ASR will be received by FedEx at the ASR agreement’s inception. The final number of shares to be repurchased under the ASR will be based on a discount to the average of the daily volume-weighted average stock prices for Rule 10b-18 eligible transactions in FedEx’s common stock during the term of the ASR. Purchases under the ASR are expected to be completed prior to the end of FedEx’s current fiscal year. FedEx may continue to repurchase shares in the open market from time to time subject to market and other conditions.

The company has repurchased approximately $750 million of FedEx common stock fiscal year-to-date, and ended the quarter with $6.8 billion in cash.

Outlook

FedEx is unable to forecast the year-end fiscal 2022 mark-to-market (MTM) retirement plans accounting adjustment. As a result, FedEx is unable to provide a fiscal 2022 earnings per share or effective tax rate (ETR) outlook on a GAAP basis.

FedEx is revising its earnings forecast for the fiscal year to reflect second quarter results and outlook for the second half of the fiscal year, as well as the anticipated share count change which will result from the ASR:

•

Earnings per diluted share of $18.25 to $19.25 before the year-end MTM retirement plans accounting adjustment, compared to the prior forecast of $18.25 to $19.50 per diluted share, which did not include the second quarter MTM retirement plans accounting adjustments;

•

Earnings per diluted share of $20.50 to $21.50 before (i) the year-end MTM retirement plans accounting adjustment, and excluding (ii) estimated TNT Express integration expenses, (iii) estimated costs associated with business realignment activities, and (iv) the second quarter fiscal 2022 MTM retirement plans accounting adjustments, compared to the prior forecast of $19.75 to $21.00 per diluted share;

•	ETR of approximately 24% prior to the year-end MTM retirement plans accounting adjustment; and
•	Capital spending of $7.2 billion.

These forecasts assume continued growth in U.S. industrial production and global trade, a gradual improvement in labor availability, no additional COVID-19-related

- more -

business restrictions, successful completion of the anticipated ASR, and current fuel price expectations. FedEx’s ETR and earnings per share forecasts are based on current law and related regulations and guidance.

“The company’s new share repurchase program demonstrates our expectation of strong profit and cash flow performance in FedEx’s fiscal second half, and our commitment to delivering long-term value for stockholders,” said Lenz. “Our focus remains on continued revenue quality improvement while managing our cost headwinds and labor availability challenges. We continue to forecast improved earnings and margins for our fiscal year.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $90 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally under the respected FedEx brand. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 600,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EST on December 16, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance and underlying assumptions. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-

- more -

looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; the continuing effect of the COVID-19 pandemic; anti-trade measures and additional changes in international trade policies and relations; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and achieve the anticipated benefits and associated cost savings of such strategies and actions, including our ability to successfully implement our FedEx Express workforce reduction plan in Europe and to continue to transform and optimize the FedEx Express international business, particularly in Europe; damage to our reputation or loss of brand equity; changes in the business or financial soundness of the U.S. Postal Service, including strategic changes to its operations to reduce its reliance on the air network of FedEx Express; changes in fuel prices or currency exchange rates; our ability to match capacity to shifting volume levels; the effect of intense competition; our ability to effectively operate, integrate, leverage and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; the future rate of e-commerce growth and our ability to successfully expand our e-commerce services portfolio; the timeline for recovery of passenger airline cargo capacity; evolving or new U.S. domestic or international laws and government regulations, policies and actions; future guidance, regulations, interpretations, challenges or judicial decisions related to our tax positions; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf; an increase in self-insurance accruals and expenses; the effect of any international conflicts or terrorist activities; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; our ability to achieve our goal of carbon-neutral operations by 2040; constraints, volatility, or disruptions in the capital markets or other factors affecting the amount and timing of share repurchases, including our ability to complete the anticipated ASR within the expected timeframe and the number of shares that will be delivered to FedEx under the ASR; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:  Jenny Robertson 901-434-4829

Investor Contact:  Mickey Foster 901-818-7468

Home Page:  fedex.com

- more -

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Second Quarter Fiscal 2022 and Fiscal 2021 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted second quarter fiscal 2022 and 2021 consolidated operating income and margin, net income and diluted earnings per share, and adjusted second quarter fiscal 2022 and 2021 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the effect of the following items (as applicable):

•	Mark-to-market (MTM) retirement plans accounting adjustments in fiscal 2022 and fiscal 2021;
•	Business realignment costs incurred in fiscal 2022; and
•	TNT Express integration expenses incurred in fiscal 2022 and 2021.

The MTM retirement plans accounting adjustments and costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe are excluded from our second quarter fiscal 2022 and fiscal 2021 consolidated and FedEx Express segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and/or to assist investors with assessing trends in our underlying businesses.

We have incurred and expect to incur significant expenses through fiscal 2022 in connection with our integration of TNT Express. We have adjusted our second quarter fiscal 2022 and 2021 consolidated and FedEx Express segment financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees and other operating expenses. Internal salaries and employee benefits are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses do not include costs associated with our business realignment activities.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

- more -

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not  be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2022 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2022 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes (i) the fiscal 2022 year-end MTM retirement plans accounting adjustment, (ii) estimated fiscal 2022 TNT Express integration expenses, (iii) estimated fiscal 2022 business realignment costs, and (iv) the second quarter fiscal 2022 MTM retirement plans accounting adjustments. Our fiscal 2022 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the effect of the fiscal 2022 year-end MTM retirement plans accounting adjustment.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. These items are excluded from our fiscal 2022 EPS and ETR forecasts, as applicable, for the same reasons described above for historical non-GAAP measures. The fiscal 2022 year-end MTM retirement plans accounting adjustment is excluded from our fiscal 2022 EPS and ETR forecasts because it is unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We are unable to predict the amount of the year-end MTM retirement plans accounting adjustment, as it is significantly affected by changes in interest rates and the financial markets, so such adjustment is not included in our fiscal 2022 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2022 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2022 year-end MTM retirement plans accounting adjustment could have a material effect on our fiscal 2022 consolidated financial results and ETR.

The table included below titled “Fiscal 2022 Earnings Per Share Forecast” outlines the effects of the items that are excluded from our fiscal 2022 EPS forecast, other than the year-end MTM retirement plans accounting adjustment.

- more -

Second Quarter Fiscal 2022

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share[3]
GAAP measure	$1,597	6.8%	$336	$1,044	$3.88
MTM retirement plans accounting adjustments[4]	—	—	65	195	0.73
Business realignment costs[5]	44	0.2%	10	34	0.13
TNT Express integration expenses[6]	34	0.1%	8	26	0.10
Non-GAAP measure	$1,675	7.1%	$419	$1,299	$4.83

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$949	8.2%
Business realignment costs	44	0.4%
TNT Express integration expenses	27	0.2%
Non-GAAP measure	$1,020	8.8%

Second Quarter Fiscal 2021

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin[3]	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,465	7.1%	$180	$1,226	$4.55
MTM TNT Express retirement plan accounting adjustment[4]	—	—	11	41	0.15
TNT Express integration expenses[6]	48	0.2%	12	36	0.13
Non-GAAP measure	$1,513	7.4%	$203	$1,303	$4.83

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$900	8.7%
TNT Express integration expenses	43	0.4%
Non-GAAP measure	$943	9.1%

- more -

Fiscal 2022 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before year-end MTM retirement plans accounting adjustment (non-GAAP)[7]		$18.25 to $19.25

TNT Express integration expenses	$150
Income tax effect[1]	(32)
Net of tax effect	$118	0.44

Business realignment costs	$375
Income tax effect[1]	(85)
Net of tax effect	$290	1.08

Second quarter fiscal 2022 MTM retirement plans accounting adjustments[4]	$260
Income tax effect[1]	(65)
Net of tax effect	$195	0.73

Earnings per diluted share with adjustments[7]		$20.50 to $21.50

Notes:

1 –	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
2 –	Effect of “total other (expense) income” on net income amount not shown.
3 –	Does not sum to total due to rounding.
4 –

The MTM retirement plans accounting adjustments for the second quarter of fiscal 2022 reflect a noncash loss associated with the termination of a TNT Express European pension plan and a curtailment charge related to the U.S. FedEx Freight pension plan. For the second quarter of fiscal 2021, the MTM TNT Express retirement plan accounting adjustment reflects a noncash loss associated with amending a TNT Express European pension plan to harmonize retirement benefits.

5 –	Business realignment costs were recognized at FedEx Express.
6 –	These expenses were recognized at FedEx Corporation and FedEx Express.
7 –	The year-end MTM retirement plans accounting adjustment, which is impracticable to calculate at this time, is excluded.

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2022

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2021	2020	%	2021	2020	%
Revenue:
FedEx Express segment	$11,605	$10,368	12%	$22,571	$20,015	13%
FedEx Ground segment	8,264	7,344	13%	15,941	14,384	11%
FedEx Freight segment	2,272	1,936	17%	4,523	3,762	20%
FedEx Services segment	77	8	863%	112	16	600%
Other and eliminations[1]	1,256	907	38%	2,330	1,707	36%
Total Revenue	23,474	20,563	14%	45,477	39,884	14%
Operating Expenses:
Salaries and employee benefits	8,135	7,443	9%	15,911	14,295	11%
Purchased transportation	6,241	5,407	15%	11,900	10,384	15%
Rentals	1,177	1,006	17%	2,310	1,942	19%
Depreciation and amortization	995	936	6%	1,966	1,862	6%
Fuel	1,145	625	83%	2,154	1,190	81%
Maintenance and repairs	839	815	3%	1,708	1,621	5%
Business realignment costs	44	—	NM	111	—	NM
Other	3,301	2,866	15%	6,422	5,535	16%
Total Operating Expenses	21,877	19,098	15%	42,482	36,829	15%
Operating Income (Loss):
FedEx Express segment	949	900	5%	1,516	1,610	(6%)
FedEx Ground segment	481	552	(13%)	1,152	1,386	(17%)
FedEx Freight segment	334	252	33%	724	526	38%
Corporate, other, and eliminations[1]	(167)	(239)	(30%)	(397)	(467)	(15%)
Total Operating Income	1,597	1,465	9%	2,995	3,055	(2%)
Other (Expense) Income:
Interest, net	(155)	(184)	(16%)	(315)	(368)	(14%)
Other retirement plans (expense) income	(47)	150	(131%)	169	351	(52%)
Other, net	(15)	(25)	(40%)	(12)	(26)	(54%)
Total Expense	(217)	(59)	268%	(158)	(43)	267%
Income Before Income Taxes	1,380	1,406	(2%)	2,837	3,012	(6%)
Provision for Income Taxes	336	180	87%	681	541	26%
Net Income	$1,044	$1,226	(15%)	$2,156	$2,471	(13%)
Diluted Earnings Per Share	$3.88	$4.55	(15%)	$7.97	$9.26	(14%)
Weighted Average Common and
Common Equivalent Shares	268	269	—	270	266	2%
Capital Expenditures	$1,573	$1,402	12%	$3,143	$2,826	11%

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments. The financial results of FedEx Dataworks are included in the periods ended November 30, 2021.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Second Quarter Fiscal 2022

(In millions)

	November 30, 2021
	(Unaudited)	May 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$6,833	$7,087
Receivables, less allowances	12,197	12,069
Spare parts, supplies, and fuel, less allowances	594	587
Prepaid expenses and other	1,123	837
Total current assets	20,747	20,580
Property and Equipment, at Cost	72,974	70,077
Less accumulated depreciation and amortization	35,821	34,325
Net property and equipment	37,153	35,752
Other Long-Term Assets
Operating lease right-of-use assets, net	16,018	15,383
Goodwill	6,702	6,992
Other assets	3,627	4,070
Total other long-term assets	26,347	26,445
	$84,247	$82,777
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$117	$146
Accrued salaries and employee benefits	2,537	2,903
Accounts payable	4,190	3,841
Operating lease liabilities	2,371	2,208
Accrued expenses	4,669	4,562
Total current liabilities	13,884	13,660
Long-Term Debt, Less Current Portion	20,386	20,733
Other Long-Term Liabilities
Deferred income taxes	4,162	3,927
Pension, postretirement healthcare, and other benefit obligations	3,353	3,501
Self-insurance accruals	2,594	2,430
Operating lease liabilities	13,955	13,375
Other liabilities	973	983
Total other long-term liabilities	25,037	24,216
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,653	3,481
Retained earnings	31,307	29,817
Accumulated other comprehensive loss	(977)	(732)
Treasury stock, at cost	(9,075)	(8,430)
Total common stockholders' investment	24,940	24,168
	$84,247	$82,777

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Second Quarter Fiscal 2022

(In millions)

(Unaudited)

	Six Months Ended November 30,
	2021	2020
Operating Activities:
Net income	$2,156	$2,471
Noncash charges:
Depreciation and amortization	1,966	1,862
Other, net	2,351	1,946
Changes in operating assets and liabilities, net	(2,391)	(1,049)
Net cash provided by operating activities	4,082	5,230
Investing Activities:
Capital expenditures	(3,143)	(2,826)
Proceeds from asset dispositions and other	31	14
Net cash used in investing activities	(3,112)	(2,812)
Financing Activities:
Principal payments on debt	(72)	(75)
Proceeds from debt issuances	—	970
Proceeds from stock issuances	111	431
Dividends paid	(400)	(341)
Purchase of treasury stock	(748)	—
Other, net	—	(12)
Cash (used in) provided by financing activities	(1,109)	973
Effect of exchange rate changes on cash	(115)	67
Net (decrease) increase in cash and cash equivalents	(254)	3,458
Cash and cash equivalents at beginning of period	7,087	4,881
Cash and cash equivalents at end of period	$6,833	$8,339

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2022

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2021	2020	%	2021	2020	%
Revenue:
Package Revenue:
U.S. Overnight Box	$2,249	$2,012	12%	$4,419	$3,873	14%
U.S. Overnight Envelope	474	435	9%	956	861	11%
Total U.S. Overnight	2,723	2,447	11%	5,375	4,734	14%
U.S. Deferred	1,307	1,204	9%	2,538	2,300	10%
Total U.S. Package Revenue	4,030	3,651	10%	7,913	7,034	12%
International Priority	3,107	2,510	24%	5,946	4,827	23%
International Economy	706	658	7%	1,375	1,274	8%
Total International Export Package	3,813	3,168	20%	7,321	6,101	20%
International Domestic[1]	1,147	1,206	(5%)	2,261	2,294	(1%)
Total Package Revenue	8,990	8,025	12%	17,495	15,429	13%
Freight Revenue:
U.S.	775	799	(3%)	1,550	1,632	(5%)
International Priority	994	737	35%	1,867	1,390	34%
International Economy	438	408	7%	852	779	9%
International Airfreight	47	65	(28%)	94	140	(33%)
Total Freight Revenue	2,254	2,009	12%	4,363	3,941	11%
Other Revenue	361	334	8%	713	645	11%
Total Express Revenue	$11,605	$10,368	12%	$22,571	$20,015	13%
Operating Expenses:
Salaries and employee benefits	4,141	3,922	6%	8,225	7,664	7%
Purchased transportation	1,623	1,449	12%	3,174	2,753	15%
Rentals and landing fees	649	542	20%	1,284	1,046	23%
Depreciation and amortization	510	482	6%	1,002	959	4%
Fuel	989	529	87%	1,857	1,025	81%
Maintenance and repairs	525	542	(3%)	1,098	1,093	—
Business realignment costs	44	—	NM	111	—	NM
Intercompany charges	497	486	2%	1,005	947	6%
Other	1,678	1,516	11%	3,299	2,918	13%
Total Operating Expenses	10,656	9,468	13%	21,055	18,405	14%
Operating Income	$949	$900	5%	$1,516	$1,610	(6%)
Operating Margin	8.2%	8.7%	(0.5 pts)	6.7%	8.0%	(1.3 pts)

1 – International Domestic revenue relates to international intra-country operations.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Second Quarter Fiscal 2022

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2021	2020	%	2021	2020	%
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,477	1,453	2%	1,444	1,369	5%
U.S. Overnight Envelope	517	512	1%	516	497	4%
Total U.S. Overnight Package	1,994	1,965	1%	1,960	1,866	5%
U.S. Deferred	1,285	1,339	(4%)	1,268	1,272	—
Total U.S. Domestic Package	3,279	3,304	(1%)	3,228	3,138	3%
International Priority	834	748	11%	802	722	11%
International Economy	289	296	(2%)	276	277	—
Total International Export Package	1,123	1,044	8%	1,078	999	8%
International Domestic[1]	2,141	2,635	(19%)	2,071	2,464	(16%)
Total Average Daily Packages	6,543	6,983	(6%)	6,377	6,601	(3%)
Yield (Revenue Per Package):
U.S. Overnight Box	$24.18	$21.98	10%	$23.91	$22.10	8%
U.S. Overnight Envelope	14.55	13.50	8%	14.49	13.53	7%
U.S. Overnight Composite	21.68	19.77	10%	21.43	19.82	8%
U.S. Deferred	16.14	14.27	13%	15.64	14.12	11%
U.S. Domestic Composite	19.51	17.54	11%	19.15	17.51	9%
International Priority	59.15	53.26	11%	57.92	52.24	11%
International Economy	38.85	35.29	10%	38.97	35.84	9%
Total International Export Composite	53.93	48.17	12%	53.08	47.69	11%
International Domestic[1]	8.50	7.27	17%	8.53	7.27	17%
Composite Package Yield	$21.81	$18.24	20%	$21.43	$18.26	17%
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	8,666	9,511	(9%)	8,348	9,175	(9%)
International Priority	6,969	6,234	12%	6,778	5,862	16%
International Economy	13,062	13,560	(4%)	12,362	12,581	(2%)
International Airfreight	1,241	1,605	(23%)	1,234	1,590	(22%)
Total Avg Daily Freight Pounds	29,938	30,910	(3%)	28,722	29,208	(2%)
Revenue Per Freight Pound:
U.S.	$1.42	$1.33	7%	$1.45	$1.39	4%
International Priority	2.26	1.88	20%	2.15	1.85	16%
International Economy	0.53	0.48	10%	0.54	0.48	13%
International Airfreight	0.59	0.64	(8%)	0.59	0.69	(14%)
Composite Freight Yield	$1.20	$1.03	17%	$1.19	$1.05	13%
Operating Weekdays	63	63	—	128	128	—

1 – International Domestic statistics relate to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2022

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2021	2020	%	2021	2020	%
FINANCIAL HIGHLIGHTS
Revenue	$8,264	$7,344	13%	$15,941	$14,384	11%
Operating Expenses:
Salaries and employee benefits	1,855	1,557	19%	3,468	2,831	23%
Purchased transportation	3,915	3,488	12%	7,418	6,779	9%
Rentals	348	289	20%	666	553	20%
Depreciation and amortization	223	205	9%	449	409	10%
Fuel	7	5	40%	13	9	44%
Maintenance and repairs	149	124	20%	285	231	23%
Intercompany charges	480	446	8%	971	878	11%
Other	806	678	19%	1,519	1,308	16%
Total Operating Expenses	7,783	6,792	15%	14,789	12,998	14%
Operating Income	$481	$552	(13%)	$1,152	$1,386	(17%)
Operating Margin	5.8%	7.5%	(1.7 pts)	7.2%	9.6%	(2.4 pts)

OPERATING STATISTICS
Ground Commercial Operating Weekdays	63	63	—	129	129	—
Home Delivery and Economy Operating Days	89	89	—	180	180	—
Average Daily Package Volume (000s)[1]:
Ground Commercial	4,774	4,392	9%	4,595	4,174	10%
Home Delivery	4,328	3,913	11%	4,035	3,796	6%
Economy	1,278	1,696	(25%)	1,220	1,697	(28%)
Total Average Daily Package Volume	10,380	10,001	4%	9,850	9,667	2%
Yield (Revenue Per Package)	$10.26	$9.42	9%	$10.27	$9.38	9%

1 – As FedEx Ground has expanded seven-day-per-week residential delivery coverage to virtually all of the U.S. population, Ground Commercial average daily package volume is calculated on a 5-day-per-week basis, while Home Delivery and Economy average daily pacakage volumes are calculated on a 7-day-per-week basis. Prior year statistical information has been revised to conform to the current year presentation.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2022

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2021	2020	%	2021	2020	%
FINANCIAL HIGHLIGHTS
Revenue	$2,272	$1,936	17%	$4,523	$3,762	20%
Operating Expenses:
Salaries and employee benefits	1,029	915	12%	2,017	1,773	14%
Purchased transportation	244	209	17%	483	379	27%
Rentals	62	59	5%	121	115	5%
Depreciation and amortization	105	105	—	204	211	(3%)
Fuel	147	90	63%	282	155	82%
Maintenance and repairs	67	57	18%	130	110	18%
Intercompany charges	132	122	8%	258	241	7%
Other	152	127	20%	304	252	21%
Total Operating Expenses	1,938	1,684	15%	3,799	3,236	17%
Operating Income	$334	$252	33%	$724	$526	38%
Operating Margin	14.7%	13.0%	1.7 pts	16.0%	14.0%	2.0 pts

OPERATING STATISTICS
Operating Weekdays	62	62	—	127	127	—
Average Daily Shipments (000s):
Priority	81.4	78.1	4%	80.9	74.6	8%
Economy	33.1	32.9	1%	33.3	31.5	6%
Total Average Daily Shipments	114.5	111.0	3%	114.2	106.1	8%
Weight Per Shipment (lbs):
Priority	1,088	1,106	(2%)	1,086	1,101	(1%)
Economy	940	1,015	(7%)	939	1,006	(7%)
Composite Weight Per Shipment	1,045	1,079	(3%)	1,043	1,073	(3%)
Revenue/Shipment:
Priority	$305.87	$264.05	16%	$298.27	$262.02	14%
Economy	350.85	313.35	12%	341.66	308.15	11%
Composite Revenue/Shipment	$318.87	$278.66	14%	$310.93	$275.71	13%
Revenue/CWT:
Priority	$28.11	$23.86	18%	$27.46	$23.79	15%
Economy	37.33	30.88	21%	36.39	30.62	19%
Composite Revenue/CWT	$30.51	$25.82	18%	$29.80	$25.69	16%